As filed with the Securities and Exchange Commission on May 20, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cable One, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3060083 (I.R.S. Employer Identification Number)
210 E. Earll Drive Phoenix, Arizona 85012 (Address of principal executive offices, including zip code)

Cable One, Inc. 2022 Omnibus Incentive Compensation Plan

(Full title of the plan)

Peter N. Witty, Esq.

Senior Vice President, General Counsel and Secretary

Cable One, Inc.

210 E. Earll Drive

Phoenix, Arizona 85012

(602) 364-6000

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Jeffrey E. Beck

Kevin Zen

Snell & Wilmer L.L.P.

One Arizona Center

400 East Van Buren

Phoenix, Arizona 85004

(602) 382-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

* The documents containing the information specified in Part I of Form S-8 will be delivered to participants in the Cable One, Inc. 2022 Omnibus Incentive Compensation Plan (the “Plan”) covered by this registration statement prepared by Cable One, Inc. (the “Company”) in accordance with Form S-8 and Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents have been filed by the Company with the Commission and are hereby incorporated by reference in this registration statement:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on February 25, 2022 (the “Form 10-K”).

2.	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the Commission on May 6, 2022.

3.

The Company’s Current Reports on Form 8-K, filed with the Commission on January 3, 2022 (only with respect to the first report filed on such date), February 14, 2022 and April 12, 2022 (only with respect to the information provided therein under Item 5.02).

4.

The description of the Company’s common stock contained in Amendment No. 4 to the Company’s Registration Statement on Form 10 (No. 001-36863), filed with the Commission on June 4, 2015, and any amendment or report filed for the purpose of updating such description, including Exhibit 4.1 to the Form 10-K.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Company is incorporated under the laws of Delaware.

Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (1) for any breach of the director’s duty of loyalty to the Company or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL, which concerns unlawful payment of dividends, stock purchases or redemptions; or (4) for any transaction from which the director derived an improper personal benefit. The Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides for this limitation of liability.

Section 145 of the DGCL (“Section 145”) provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may also indemnify any such person who was, is or is threatened to be made, party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a present or former officer or director is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, therein, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred in connection therewith. Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

The Company’s Amended and Restated By-laws, as amended (the “By-laws”), provide that the Company must indemnify and advance expenses to its directors and officers to the fullest extent authorized by the DGCL. The Company maintains standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the Company with respect to indemnification payments that it may make to such directors and officers.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, the By-laws, agreement, vote of stockholders, vote of disinterested directors or otherwise. Notwithstanding the foregoing, the Company shall not be obligated to indemnify a director or officer in respect of an action, suit or proceeding (or part thereof) instituted by such director or officer, unless such action, suit or proceeding (or part thereof) has been authorized by the Company’s board of directors pursuant to the applicable procedure outlined in the By-laws.

The foregoing summaries are necessarily subject to the complete text of the provisions of the DGCL, the Certificate of Incorporation, the By-laws and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description	Page or Method of Filing
4.1	Amended and Restated Certificate of Incorporation of Cable One, Inc.	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 18, 2020
4.2	Amended and Restated By-laws of Cable One, Inc.	Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on July 1, 2015
4.2.1	Amendment to the Amended and Restated By-laws of Cable One, Inc. effective February 14, 2022	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 14, 2022
5.1	Opinion of Snell & Wilmer L.L.P.	Filed herewith
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm	Filed herewith
23.2	Consent of Snell & Wilmer L.L.P.	Included as part of Exhibit 5.1
24.1	Power of Attorney	Included on the signature page hereto
99.1	Cable One, Inc. 2022 Omnibus Incentive Compensation Plan	Incorporated by reference to Annex C to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 12, 2022
107	Filing Fee Table	Filed herewith

Item 9. Undertakings.

(a)          The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on May 20, 2022.

CABLE ONE, INC.

By:	/s/ Julia M. Laulis
Name:	Julia M. Laulis
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Julia M. Laulis and Peter N. Witty, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Julia M. Laulis	Chair of the Board, President and	May 20, 2022
Julia M. Laulis	Chief Executive Officer (Principal Executive Officer)

/s/ Steven S. Cochran	Chief Financial Officer	May 20, 2022
Steven S. Cochran	(Principal Financial Officer and Principal Accounting Officer)

/s/ Brad D. Brian	Director	May 20, 2022
Brad D. Brian

/s/ Thomas S. Gayner	Director	May 20, 2022
Thomas S. Gayner

/s/ Deborah J. Kissire	Director	May 20, 2022
Deborah J. Kissire

/s/ Mary E. Meduski	Director	May 20, 2022
Mary E. Meduski

/s/ Thomas O. Might	Director	May 20, 2022
Thomas O. Might

/s/ Kristine E. Miller	Director	May 20, 2022
Kristine E. Miller

/s/ Sherrese M. Smith	Director	May 20, 2022
Sherrese M. Smith

/s/ Wallace R. Weitz	Director	May 20, 2022
Wallace R. Weitz

/s/ Katharine B. Weymouth	Director	May 20, 2022
Katharine B. Weymouth